Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Tax-Free Advantage Municipal Fund
333-100320, 811-21213



The annual meeting of shareholders was held in the offices of Nuveen Investments on June 30, 2008; at this meeting the shareholders were asked to vote on the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies. The meeting was subsequently adjourned to July 28, 2008 and additionally adjourned to August 29, 2008.

Voting results are as follows:

<c> Common and MuniPreferred shares voting together as a class
<c>  MuniPreferred shares voting together as a class
To approve the elimination of the
fundamental policy relating to tax-exempt municipal bonds.



   For
            8,809,154
                   3,059
   Against
               405,719
                      252
   Abstain
               363,712
                      160
   Broker Non-Votes
            3,075,776
                   1,864
      Total
          12,654,361
                   5,335



To approve the new fundamental policy
relating to tax-exempt securities.


   For
            8,849,483
                   3,063
   Against
               352,769
                      254
   Abstain
               376,333
                      154
   Broker Non-Votes
            3,075,776
                   1,864
      Total
          12,654,361
                   5,335

Proxy materials are herein incorporated by reference to the SEC filing on May 16, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 007560.